Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Geoffrey Mogilner
Midway Games Inc.
(773) 961-2222
gmogilner@midway.com
MIDWAY REPORTS 2008 Q2 RESULTS
Chicago, Illinois, August 4, 2008 — Midway Games Inc. (NYSE: MWY) today announced results of operations for the three month period ended June 30, 2008. The Company also provided revenue and earnings guidance for the third quarter ending September 30, 2008.
SECOND QUARTER RESULTS
Net revenues for the 2008 second quarter were $23.4 million, compared to the 2007 second quarter net revenues of $31.8 million and ahead of prior guidance of approximately $18 million. The 2008 second quarter net loss was $34.8 million, or a loss of $0.38 per basic and diluted share, compared with a 2007 second quarter net loss of $14.3 million, or a loss of $0.16 per basic and diluted share.
On a non-GAAP basis, excluding the impact of stock-option expenses and other non-cash items, the 2008 second quarter loss was $26.4 million or a loss of $0.29 per basic and diluted share, compared to the Company’s previous non-GAAP guidance of a loss of approximately $0.28 per basic and diluted share. For the 2007 second quarter, on a non-GAAP basis, the Company reported a loss of $11 million, or a loss of $0.12 per basic and diluted share. A reconciliation of non-GAAP results to GAAP results is provided at the end of this press release.
Other recent operating highlights include:
•	During the second quarter, Midway released NBA Ballers: Chosen One for Xbox 360 worldwide and for PS3 in North America, and Unreal Tournament III for Xbox 360 in Europe.

•	Several of Midway’s games shown at this year’s E3 Media & Business Summit received awards and critical praise including Mortal Kombat vs. DC Universe, which was named as one of the best fighting games of E3 by numerous publications.

•	Midway announced new casual titles such as the sequel to the million-plus unit selling game, Game Party 2, as well as Touchmaster 2, Mechanic Master, and a new casual games portal, MidwayArcade.com. In addition, Midway announced the next installment of its million-plus unit selling football franchise, Blitz: The League II.
OUTLOOK
During the third quarter, the Company has released Unreal Tournament III for Xbox 360 in North America, and expects to release TNA iMPACT! wrestling game for Xbox 360, PS3, PS2, and Wii worldwide. For the third quarter ending September 30, 2008, Midway expects the following:

•	Net revenues of approximately $52 million, with a net loss of approximately $0.37 per basic and diluted share.

•	On a non-GAAP basis, Midway expects a second quarter loss of approximately $0.27 per basic and diluted share, which excludes approximately $0.10 of non-cash convertible debt interest expense, stock option expense, and deferred income tax expense related to goodwill.
Matt Booty, interim president and CEO, commented, “At E3 this year, Midway showed that we have possibly our strongest holiday line-up in recent years, which we plan to kick off in September with TNA iMPACT!, a game that is garnering substantial buzz as a formidable competitor to other wrestling franchises. Following that, we expect the releases of Blitz: The League II and Mortal Kombat vs. DC Universe to expand the audience beyond their core fan bases.”
NON-GAAP FINANCIAL MEASURES
Midway has included non-GAAP financial measures in its quarterly results and 2008 third quarter outlook. Midway does not intend for the presentation of the non-GAAP financial measures to be isolated from, a substitute for, or superior to the information that has been presented in accordance with GAAP. In addition, information used in the non-GAAP financial measures may be presented differently from non-GAAP financial measures used by other companies. The non-GAAP financial measures used by Midway include non-GAAP basic and diluted loss per share.
Midway considers the non-GAAP financial measures used herein, when used together with the corresponding GAAP measures, to be helpful in providing meaningful additional information regarding its performance by excluding specific items that may not be indicative of Midway’s core business or projected operating results. These non-GAAP financial measures exclude the following items:
Stock Option Expense. Midway adopted SFAS No. 123R, “Share-Based Payment” beginning January 1, 2006, in which it began to recognize as an expense the fair value of its stock options. A non-GAAP measurement that excludes stock option expense identifies this component of compensation expense that does not require a cash outlay.
Non-cash convertible debt interest expense. In accordance with GAAP, Midway is required to record discounts on its convertible senior notes as a result of decreases in the conversion prices of these notes. These amounts are amortized as interest expense through the first date on which the holders may redeem the notes. There is no cash outlay associated with this interest expense. A non-GAAP measurement that excludes the convertible debt non-cash interest expense allows for a more direct comparison to prior periods, and also distinguishes this interest expense from the remainder of the interest expense, which requires (or required) a cash outlay by Midway.
Deferred tax expense related to goodwill. Midway recognizes deferred tax expense related to increases in the difference between the book basis and tax basis of goodwill. Goodwill is not amortized for book purposes but is amortized for tax purposes.  This increase in the book to tax basis difference causes an increase in the related deferred tax liability balance that cannot be offset against deferred tax assets.  Given the nature of this deferred tax expense, a non-GAAP measurement that excludes this expense is deemed appropriate.

In the future, Midway may consider whether other significant items should be excluded when arriving at non-GAAP measures of financial performance.
CONFERENCE CALL
Midway Games Inc. is hosting a conference call and simultaneous webcast open to the general public at 4:30 P.M. EDT today, Monday, August 4, 2008. The conference call number is (866) 831-6272 or (617) 213-8859 (international callers). The passcode for the call is 86748468. Please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call on the Internet at www.investor.midway.com or at www.earnings.com. Please log-on fifteen minutes in advance to ensure that you are connected prior to the call’s initiation. Following its completion, a replay of the call can be accessed until August 11 by dialing (888) 286-8010 or (617) 801-6888 (international callers). The passcode for the replay is 64906094. Additionally, a replay of the call will be available for twelve months on the Internet via www.investor.midway.com.
ABOUT MIDWAY
Midway Games Inc. (NYSE:MWY), headquartered in Chicago, Illinois, with offices throughout the world, is a leading developer and publisher of interactive entertainment software for major video game systems and personal computers. More information about Midway and its products can be found at www.midway.com.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future business conditions and the outlook for Midway Games Inc. (the “Company”) based on currently available information that involves risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, including, without limitation, the performance of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, the current console platform transition and other technological changes, dependence on major platform manufacturers, decisions by Sumner Redstone or his affiliates with respect to his ownership or trading of our common stock and other risks more fully described under “Item 1A. Business — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in any more recent filings made by the Company with the Securities and Exchange Commission. Each forward-looking statement, including, without limitation, financial guidance, speaks only as of the date on which it is made, and Midway undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.
– tables follow –

Midway Games Inc., 8/4/08	page 4
MIDWAY GAMES INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues	$23,434	$31,801	$53,352	$42,871

Cost of sales:
Product costs and distribution	11,643	11,075	25,844	17,669
Royalties and product development	13,239	9,748	30,631	12,446

Total cost of sales	24,882	20,823	56,475	30,115

Gross profit (loss)	(1,448)	10,978	(3,123)	12,756

Research and development expense	6,083	6,399	12,811	14,005
Selling and marketing expense	9,982	8,806	18,612	15,001
Administrative expense	5,042	5,189	11,795	10,936
Restructuring and other charges (benefits)	—	—	—	(783)

Operating loss	(22,555)	(9,416)	(46,341)	(26,403)
Interest income	101	633	259	1,577
Interest expense	(11,469)	(5,602)	(22,238)	(9,170)
Other income (expense), net	(420)	481	776	841

Loss before income taxes	(34,343)	(13,904)	(67,544)	(33,155)
Provision for income taxes	500	401	1,253	964

Net loss	$(34,843)	$(14,305)	$(68,797)	$(34,119)

Loss per share of common stock:
Basic and diluted	$(0.38)	$(0.16)	$(0.75)	$(0.37)

Weighted average number of shares outstanding:
Basic and diluted	91,581	91,103	91,499	91,051

- balance sheet follows -

Midway Games Inc., 8/4/08	page 5
MIDWAY GAMES INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,558	$27,524
Restricted cash	213	—
Receivables, net	96	44,527
Inventories	7,101	3,772
Capitalized product development costs	64,547	51,252
Prepaid expenses and other current assets	10,820	13,362

Total current assets	97,335	140,437
Restricted cash	888	—
Assets held for sale	2,793	—
Capitalized product development costs	8,624	2,947
Property and equipment, net	12,234	19,298
Goodwill	41,306	41,307
Other assets	8,020	9,372

Total assets	$171,200	$213,361

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$17,619	$29,642
Accrued compensation and related benefits	5,952	6,134
Accrued royalties	9,232	12,769
Accrued selling and marketing	3,242	5,645
Deferred revenue	3,698	2,940
Current portion of long-term debt	16,327	—
Convertible senior notes, less unamortized discount	49,342	—
Other accrued liabilities	15,833	14,190

Total current liabilities	121,245	71,320

Convertible senior notes, less unamortized discount	47,987	82,198
Long-term debt	28,952	19,167
Deferred income taxes	11,372	10,715
Other noncurrent liabilities	531	880

Stockholders’ equity (deficit):
Common stock	934	933
Additional paid-in capital	521,849	521,031
Accumulated deficit	(549,271)	(480,474)
Accumulated translation adjustment	(2,617)	(2,629)
Treasury stock	(9,782)	(9,780)

Total stockholders’ equity (deficit)	(38,887)	29,081

Total liabilities and stockholders’ equity (deficit)	$171,200	$213,361

- supplemental data follows -

Midway Games Inc., 8/4/08	page 6
MIDWAY GAMES INC.
Consolidated Non-GAAP Operating Results
(In thousands, except per share amounts)
(unaudited)
The following table reconciles Midway’s net loss and basic and diluted loss per share as presented in its Consolidated Statements of Operations as prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America with its non-GAAP loss and non-GAAP basic and diluted loss per share. Midway’s non-GAAP loss and non-GAAP basic and diluted loss per share exclude stock option expense, convertible debt non-cash interest expense, and deferred tax expense related to goodwill.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net loss	$(34,843)	$(14,305)	$(68,797)	$(34,119)

Stock option expense (1)	131	415	281	1,168
Convertible debt non-cash interest expense	8,034	2,517	15,131	3,004
Deferred tax expense related to goodwill	328	329	656	657

Non-GAAP loss	$(26,350)	$(11,044)	$(52,729)	$(29,290)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Basic and diluted loss per share of common stock	$(0.38)	$(0.16)	$(0.75)	$(0.37)

Stock option expense (1)	0.00	0.01	0.00	0.01
Convertible debt non-cash interest expense	0.09	0.03	0.17	0.03
Deferred tax expense related to goodwill	0.00	0.00	0.00	0.01

Non-GAAP basic and diluted loss per share of common stock	$(0.29)	$(0.12)	$(0.58)	$(0.32)

(1)	Excludes stock option costs capitalized as product development costs.

Midway Games Inc., 8/4/08	page 7
MIDWAY GAMES INC.
Net Revenues by Platform
(in thousands)

	Three Months
	Ended June 30,
	2008		2007
Sony PlayStation 3	$2,422	10.3%	$—	0.0%
Microsoft Xbox 360	7,910	33.8%	7,094	22.3%
Nintendo Wii	8,731	37.3%	6,323	19.9%
Sony PlayStation 2	1,060	4.5%	3,065	9.6%
Microsoft Xbox	1	0.0%	306	1.0%
Nintendo Gamecube	(2)	0.0%	231	0.7%
Sony PlayStation Portable	777	3.3%	1,343	4.2%
Nintendo Dual Screen	1,883	8.0%	2,195	6.9%
Nintendo Game Boy Advance	(1)	0.0%	468	1.5%
Personal Computer	(787)	(3.4)%	10,026	31.5%
Royalties and other	1,440	6.2%	750	2.4%

Total	$23,434	100.0%	$31,801	100.0%

	Six Months
	Ended June 30,
	2008		2007
Sony PlayStation 3	$16,127	30.2%	$—	0.0%
Microsoft Xbox 360	6,196	11.6%	7,889	18.4%
Nintendo Wii	19,494	36.5%	7,991	18.6%
Sony PlayStation 2	2,509	4.7%	7,025	16.4%
Microsoft Xbox	25	0.1%	785	1.8%
Nintendo Gamecube	(8)	0.0%	738	1.7%
Sony PlayStation Portable	1,574	3.0%	1,540	3.6%
Nintendo Dual Screen	4,468	8.4%	3,536	8.2%
Nintendo Game Boy Advance	22	0.0%	1,239	2.9%
Personal Computer	52	0.1%	10,136	23.6%
Royalties and other	2,893	5.4%	1,992	4.8%

Total	$53,352	100.0%	$42,871	100.0%

Midway Games Inc., 8/4/08	page 8
MIDWAY GAMES INC.
Net Revenues by Geography
(in thousands)

	Three Months
	Ended June 30,
	2008		2007
North America	$14,171	60.5%	$23,025	72.4%
International	9,263	39.5%	8,776	27.6%

Total	$23,434	100.0%	$31,801	100.0%

	Six Months
	Ended June 30,
	2008		2007
North America	$22,460	42.1%	$29,978	69.9%
International	30,892	57.9%	12,893	30.1%

Total	$53,352	100.0%	$42,871	100.0%

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